EXHIBIT 99.1

TTM Technologies, Inc. Reports Second Quarter 2013 Results

COSTA MESA, Calif., Aug. 1, 2013 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), a major global printed circuit board (PCB) manufacturer, today reported results for the second quarter of 2013, which ended July 1, 2013.

Second Quarter 2013 Highlights

  Net sales were $338.0 million
  GAAP net income attributable to stockholders was $13.1 million, or $0.16 per diluted share
  Non-GAAP net income attributable to stockholders was $7.7 million, or $0.09 per diluted share
  Non-GAAP gross margin was 14.4 percent

Second Quarter 2013 Financial Results

Net sales for the second quarter of 2013 increased 3.9 percent to $338.0 million from $325.4 million in the first quarter of 2013 and 3.2 percent from $327.4 million in the second quarter of 2012.

GAAP operating income for the second quarter of 2013 was $28.3 million compared to operating income of $12.7 million in the first quarter of 2013 and $18.1 million in the second quarter of 2012.

Included in operating results for the second quarter of 2013 was a gain of $17.9 million resulting from TTM's sale of its equity interest in the SYE plant. Excluding this gain, operating income was $10.4 million.

GAAP net income attributable to stockholders for the second quarter of 2013 was $13.1 million, or $0.16 per diluted share. This compares to GAAP net income attributable to stockholders of $5.2 million, or $0.06 per diluted share, in the first quarter of 2013 and $7.4 million, or $0.09 per diluted share in the second quarter of 2012.

On a non-GAAP basis, net income attributable to stockholders for the second quarter of 2013 was $7.7 million, or $0.09 per diluted share. This compares to non-GAAP net income attributable to stockholders of $9.8 million, or $0.12 per diluted share, for the first quarter of 2013 and $13.8 million, or $0.17 per diluted share, for the second quarter of 2012.

Adjusted EBITDA for the second quarter of 2013 was $39.1 million, or 11.6 percent of net sales, compared to adjusted EBITDA of $41.5 million, or 12.7 percent of net sales, for the first quarter of 2013 and $45.1 million, or 13.8 percent of net sales, for the second quarter of 2012.

On June 17, 2013, TTM completed the transaction to sell its controlling equity interest in the SYE plant and to acquire the remaining equity interest in the DMC plant. The remaining portion of the cash settlement for this transaction is pending and expected to be completed during the third quarter of 2013. It will generate approximately $80 million net for TTM. This transaction reduces TTM's footprint for conventional PCBs in Asia Pacific and over time is expected to improve capacity utilization and gross margins.

"Overall results for the second quarter were in line with our guidance," said Kent Alder, CEO of TTM. "During the quarter, we experienced broad-based strength in our networking and communications end market in both Asia Pacific and North America. We saw some softness in our computing end market while our other end markets remained steady."

"Operating cash flow was strong in the second quarter. We generated $58.7 million in operating cash flow, which supports our growth initiatives through manufacturing capacity expansion and productivity enhancements. With the completion of the SYE and DMC transaction and expected normal seasonal strength in the third and fourth quarters, we believe that TTM is well positioned for improved margin performance in the second half of 2013," concluded Mr. Alder.

Business Outlook

For the third quarter of 2013, TTM estimates that revenue will be in the range of $335 million to $355 million, and non-GAAP earnings attributable to stockholders in a range from $0.13 to $0.19 per diluted share.

To Access the Live Webcast/Conference Call

The Company will host a conference call and webcast to discuss the second quarter 2013 results and the third quarter 2013 outlook on Thursday, August 1, 2013, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

Telephone access is available by dialing domestic 1-888-549-7880 or international 1-480-629-9723. The conference call also will be webcast on TTM Technologies' website at www.ttmtech.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM Technologies' website at www.ttmtech.com.

About Our Non-GAAP Financial Measures

This release includes information about the Company's non-GAAP net income attributable to stockholders and non-GAAP earnings per share attributable to stockholders, which are non-GAAP financial measures. The Company presents non-GAAP financial information to enable investors to see the company through the eyes of management and to provide better insight into the Company's ongoing financial performance.

Management believes that the non-GAAP financial information – which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, asset impairments, restructuring and other unusual or infrequent items (such as the gain realized on the SYE transaction) as well as the associated tax impact of these items – provides additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance. These statements reflect the Company's current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the company's dependence upon the electronics industry, contemplated significant capital expenditures and related financing requirements, the Company's dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results and other "Risk Factors" set forth in the Company's most recent SEC filings.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the Company's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

- Tables Follow -

TTM Technologies, Inc. Reports Second Quarter 2013 Results

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Second Quarter		First Quarter	First Two Fiscal Quarters
	2013	2012	2013	2013	2012

CONSOLIDATED STATEMENTS OF OPERATIONS

Net sales	$ 338,021	$ 327,423	$ 325,392	$ 663,413	$ 627,922
Cost of goods sold	289,564	272,732	274,662	564,226	516,753

Gross profit	48,457	54,691	50,730	99,187	111,169

Operating expenses:
Selling and marketing	9,559	9,008	9,190	18,749	17,630
General and administrative	26,141	23,453	26,558	52,699	45,588
Amortization of definite-lived intangibles	2,327	4,102	2,328	4,655	8,018
Gain on sale of assets	(17,917)	--	--	(17,917)	--
Total operating expenses	20,110	36,563	38,076	58,186	71,236

Operating income	28,347	18,128	12,654	41,001	39,933

Interest expense	(5,923)	(6,380)	(6,278)	(12,201)	(12,797)
Other, net	633	(188)	1,001	1,634	1,399

Income before income taxes	23,057	11,560	7,377	30,434	28,535
Income tax provision	(9,345)	(4,009)	(784)	(10,129)	(8,652)

Net income	13,712	7,551	6,593	20,305	19,883

Net (income) loss attributable to noncontrolling interest	(575)	(141)	(1,441)	(2,016)	122
Net income attributable to stockholders	$ 13,137	$ 7,410	$ 5,152	$ 18,289	$ 20,005

Earnings per share attributable to stockholders:
Basic	$ 0.16	$ 0.09	$ 0.06	$ 0.22	$ 0.24
Diluted	$ 0.16	$ 0.09	$ 0.06	$ 0.22	$ 0.24

Weighted average common shares:
Basic	82,595	81,895	82,150	82,373	81,661
Diluted	82,975	82,267	82,842	82,908	82,248

SELECTED BALANCE SHEET DATA
	July 1, 2013	December 31, 2012
Cash and cash equivalents	$ 230,503	$ 285,433
Accounts and notes receivable, net	213,682	301,509
Receivable from sale of assets	113,371	--
Inventories	135,500	146,012
Total current assets	729,573	765,612
Property, plant and equipment, net	775,822	833,678
Other non-current assets	74,079	77,672
Total assets	$ 1,579,474	$ 1,676,962

Short-term debt, including current portion long-term debt	$ 48,104	$ 30,004
Accounts payable	169,313	186,745
Payable for purchase of noncontrolling interest	29,070	--
Total current liabilities	405,171	369,880
Debt, net of discount	482,834	527,541
Total long-term liabilities	508,412	554,252
Noncontrolling interest	--	98,883
Total stockholders' equity	665,891	752,830
Total liabilities and stockholders' equity	$ 1,579,474	$ 1,676,962

SUPPLEMENTAL DATA
	Second Quarter		First Quarter	First Two Fiscal Quarters
	2013	2012	2013	2013	2012
Gross margin	14.3%	16.7%	15.6%	15.0%	17.7%
Operating margin	8.4	5.5	3.9	6.2	6.4

End Market Breakdown[1]:
	Second Quarter		First Quarter
	2013	2012	2013

Aerospace/Defense	16%	16%	16%
Cellular Phone	17	14	17
Computing/Storage/Peripherals	16	22	19
Medical/Industrial/Instrumentation	8	9	8
Networking/Communications	38	32	34
Other	5	7	6

Stock-based Compensation:
	Second Quarter		First Quarter
	2013	2012	2013
Amount included in:
Cost of goods sold	$ 254	$ 265	$ 303
Selling and marketing	335	118	362
General and administrative	1,994	2,400	1,665
Total stock-based compensation expense	$ 2,583	$ 2,783	$ 2,330

Operating Segment Data:
	Second Quarter		First Quarter
Net sales:	2013	2012	2013
Asia Pacific	$ 209,631	$ 195,561	$ 202,583
North America	129,669	132,309	123,589
Total sales	339,300	327,870	326,172
Inter-segment sales	(1,279)	(447)	(780)
Total net sales	$ 338,021	$ 327,423	$ 325,392

Operating segment income:
Asia Pacific	$ 23,642	$ 11,154	$ 11,125
North America	7,032	11,076	3,857
Total operating segment income	30,674	22,230	14,982
Amortization of definite-lived intangibles	(2,327)	(4,102)	(2,328)
Total operating income	28,347	18,128	12,654
Total other expense	(5,290)	(6,568)	(5,277)
Income before income taxes	$ 23,057	$ 11,560	$ 7,377

RECONCILIATIONS[2]
	Second Quarter		First Quarter	First Two Fiscal Quarters
	2013	2012	2013	2013	2012
Non-GAAP gross profit reconciliation[3]:
GAAP gross profit	$ 48,457	$ 54,691	$ 50,730	$ 99,187	$ 111,169
Add back item:
Amortization of definite-lived intangibles	--	18	--	--	47
Stock-based compensation	254	265	303	557	576
Non-GAAP gross profit	$ 48,711	$ 54,974	$ 51,033	$ 99,744	$ 111,792
Non-GAAP gross margin	14.4%	16.8%	15.7%	15.0%	17.8%

Non-GAAP operating income reconciliation[4]:
GAAP operating income	$ 28,347	$ 18,128	$ 12,654	$ 41,001	$ 39,933
Add back items:
Amortization of definite-lived intangibles	2,327	4,120	2,328	4,655	8,065
Stock-based compensation	2,583	2,783	2,330	4,913	4,988
Gain on sale of assets	(17,917)	--	--	(17,917)	--
Non-GAAP operating income	$ 15,340	$ 25,031	$ 17,312	$ 32,652	$ 52,986
Non-GAAP operating margin	4.5%	7.6%	5.3%	4.9%	8.4%

Non-GAAP net income and EPS attributable to stockholders reconciliation[5]:
GAAP net income attributable to stockholders	$ 13,137	$ 7,410	$ 5,152	$ 18,289	$ 20,005
Add back items:
Amortization of definite-lived intangibles	2,327	4,120	2,328	4,655	8,065
Stock-based compensation	2,583	2,783	2,330	4,913	4,988
Non-cash interest expense	2,094	1,945	2,055	4,149	3,900
Gain on sale of assets	(17,917)	--	--	(17,917)	--
Income taxes[6]	5,480	(2,466)	(2,080)	3,400	(3,853)
Non-GAAP net income attributable to stockholders	$ 7,704	$ 13,792	$ 9,785	$ 17,489	$ 33,105
Non-GAAP earnings per diluted share attributable to stockholders	$ 0.09	$ 0.17	$ 0.12	$ 0.21	$ 0.40

Adjusted EBITDA reconciliation[7]:
GAAP net income	$ 13,712	$ 7,551	$ 6,593	$ 20,305	$ 19,883
Add back items:
Income tax provision	9,345	4,009	784	10,129	8,652
Interest expense	5,923	6,380	6,278	12,201	12,797
Amortization of definite-lived intangibles	2,327	4,120	2,328	4,655	8,065
Depreciation expense	23,118	20,214	23,137	46,255	39,278
Stock-based compensation	2,583	2,783	2,330	4,913	4,988
Gain on sale of assets	(17,917)	--	--	(17,917)	--
Adjusted EBITDA	$ 39,091	$ 45,057	$ 41,450	$ 80,541	$ 93,663
Adjusted EBITDA margin	11.6%	13.8%	12.7%	12.1%	14.9%

[1] Certain reclassifications of prior year end market percentages have been made to conform to the current year presentation. Beginning in the first quarter of 2013, we reclassified substrate PCBs, which were included in the Other end market, into the end markets that the substrate PCBs are sold into - predominantly Cellular Phone.

[2] This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income attributable to stockholders, non-GAAP EPS attributable to stockholders, and adjusted EBITDA to the financial information in our consolidated statements of operations.

[3] Non-GAAP gross profit and gross margin measures exclude amortization of intangibles and stock-based compensation expense.

[4] Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, and gain on sale of assets.

[5] This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures -- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest) and gain on sale of assets as well as the associated tax impact of these charges and out of period tax items -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

[6] Previously, the adjustment reported represented the tax effect of other non-GAAP adjustments. We have changed the definition such that the amount now represents the adjustment necessary to remove the effect of out of period tax items as well as the tax effect of the other non-GAAP adjustments shown in the table. All prior periods have been changed to conform to this methodology.

[7] Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, and gain on sale of assets. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.
CONTACT: Todd Schull, CFO
         714-327-3000